                                  DIMECO, INC.
                                     PROXY
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby constitutes and appoints L. Jill George and Cheryl A. Smith and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Dimeco, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the main office of The Dime Bank, 820 Church Street, Honesdale, Pennsylvania 18431, on Thursday, April 23, 1998, at 2:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.   ELECTION OF CLASS C DIRECTORS

     William E. Schwarz, Henry M. Skier and Gerald J. Weniger

     [  ]  For all nominees listed     [  ]  WITHHOLD AUTHORITY
           above (except as marked           to vote on all nominees
           to the contrary below)            listed above

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

     -----------------------------------------------------------------

2. Ratification of the selection of S. R. Snodgrass, A.C., Certified Public Accountants, as the auditors of the Company for the year ending
     December 31, 1998.

                   [  ]  FOR            [  ]  AGAINST

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

          THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

                                   Dated                           , 1998
                                        ---------------------------

                                   --------------------------------------

                                   --------------------------------------
                                        Signature(s)

Number of Shares Held of
Record on March 16, 1998:
                         -------------


          THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF DIMECO, INC.:


     Notice is hereby given that the Annual Meeting of Shareholders of Dimeco, Inc. (the "Company") will be held at 2:00 p.m., prevailing time, on Thursday, April 23, 1998, at the main office of The Dime Bank, 820 Church Street, Honesdale, Pennsylvania 18431, for the following purposes:

     1. To elect three Class C directors to serve for a three-year term and until their successors are duly elected and qualified;

     2. To ratify the selection of S. R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania, as the independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only those shareholders of record at the close of business, at 5:00 p.m., on Monday, March 16, 1998, will be entitled to notice of and to vote at the Annual Meeting.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1997, is being mailed with this notice.

     You are urged to mark, sign, date and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

                              By Order of the Board of Directors



                              Joseph J. Murray
                              President & Chief Executive Officer

April 1, 1998

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 23, 1998


                                   GENERAL


INTRODUCTION, DATE, PLACE AND TIME OF MEETING

          This Proxy Statement is furnished for the solicitation by the Board of Directors of Dimeco, Inc. (the "Company"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the main office of The Dime Bank, 820 Church Street, Honesdale, Pennsylvania 18431, on Thursday, April 23, 1998, at 2:00 p.m., prevailing time, or at any adjournment or postponement of the Annual Meeting.

          The main office of the Company is located at The Dime Bank, 820 Church Street, Honesdale, Pennsylvania 18431. The telephone number for the Company is (717) 253-1970. All inquiries should be directed to Joseph J. Murray, President and Chief Executive Officer. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Company on or about April 1, 1998.


SOLICITATION

          Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the three nominees for Class C director named below and FOR the approval of S. R. Snodgrass, A.C., Certified Public Accountants, as the independent auditors for the fiscal year ending December 31, 1998. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

          The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers and employees of the Company intend to solicit proxies personally, by telephone and by facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Company will reimburse them for their reasonable forwarding expenses.


RIGHT OF REVOCATION

          A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to Gerald J. Weniger, Secretary, Dimeco, Inc., 820 Church Street, Honesdale, Pennsylvania 18431, telephone: (717) 253-1970; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Company; or (3) voting in person after giving written notice to the Secretary of the Company.

VOTING SECURITIES, RECORD DATE AND QUORUM

          At the close of business on March 16, 1998, the Company had outstanding 726,987 shares of common stock, $.50 par value per share (the "Common Stock"). The presence, in person or by proxy, of a majority of the outstanding shares of the Common Stock will constitute a quorum at the Annual Meeting.

          Only holders of Common Stock of record at the close of business on March 16, 1998 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.


               PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S STOCK


PRINCIPAL OWNER

          As of March 16, 1998 there was no person who owned of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock.

BENEFICIAL OWNERSHIP BY OFFERCER, DIRECTORS AND NOMINEES

          The following table sets forth as of March 16, 1998, the amount and percentage of the Common Stock of the Company beneficially owned by each director, each nominee and all officers and directors of the Company as a group. All shares reported have been rounded to the nearest whole share.

Name of Individual             Amount and Nature of       Percent of
or Identity of Group        Beneficial Ownership(1)(2)     Class(3)

John S. Kiesendahl(5)(9)              8,354                 1.15%
Joseph J. Murray(4)(10)               1,406                 -----
Thomas A. Peifer(4)(7)                6,880                 -----
William E. Schwarz(6)                 5,550                 -----
Henry M. Skier(6)(8)                 29,154                 4.01%
Gerald J. Weniger(6)                  4,896                 -----

All Officers and Directors as a
 Group (8 persons in total)          57,942                 7.97%

--------------------------------------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 16, 1998. Beneficial ownership may be disclaimed as to certain of the securities. (2) Information furnished by the Directors and the Company.
(3)  Less than one percent (1%) unless otherwise indicated.
(4)  A Class A Director Whose Term Expires in 1999 .
(5)  A Class B Director Whose Term Expires in 2000.
(6) A Class C Director Whose Term Expires in 1998 and a nominee for Class C Director Whose Term Expires in 2001.
(7)  All shares are held jointly with his spouse.
(8) Includes 28,906 shares held individually by Mr. Skier and 248 shares are held by Mr. Skier as custodian for his two children.
(9) Includes 1,552 shares held individually by Mr. Kiesendahl and 6,802 held by Woodloch Pines, Inc., of which Mr. Kiesendahl is the President.
(10) Includes 1,382 shares held jointly by Mr. Murray with his spouse and 12 shares held individually by each of two children who reside with Mr. Murray.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (in this case the Company's Common Stock), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

          Based solely on its review of the copies of such forms received by it, or on written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the period January 1, 1997 through December 31, 1997 all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.


                             ELECTION OF DIRECTORS


          The Company has a classified Board of Directors with staggered three-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number with the terms of the separate classes expiring in successive years. The Company's Board is divided into three classes. Thus, at the 1998 Annual Meeting of Shareholders, successors to the current Class C directors whose term expire in 1998 shall be elected to hold office for a term of three years.

          In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns 100 shares of Common Stock, he or she may cast up to 100 votes for each of the nominees for director in the class to be elected. Election of a nominee to the office of director will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting.

          Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the election of the three nominees for Class C Director named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Company shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Company for any reason may be filled by a majority of the directors then in office until the expiration of the term of vacancy.

                         INFORMATION AS TO NOMINEES,
                      DIRECTORS AND EXECUTIVE OFFICERS


         The following table contains certain information with respect to the nominees for Class C director and the current Class A and Class B director(s) whose terms of office expire in 1998, 1999 and 2000, respectively.

            Age as of         Principal Occupation              Director Since
Name        March 16, 1998    for Past Five Years               Company/Bank
----        --------------    -------------------               -------------

NOMINEES FOR CLASS C DIRECTORS WHOSE TERM WILL EXPIRE
IN 2001 AND CURRENT CLASS C DIRECTORS WHOSE TERM EXPIRES IN 1998
----------------------------------------------------------------

William E. Schwarz    55      President - Edw. J. Schwarz, Inc.    1992/1971
                              (automobile dealership)

Henry M. Skier        57      President and Treasurer -            1992/1982
                              A.M. Skier Agency, Inc.
                              (independent insurance agency)

Gerald J. Weniger     67      President - Weniger Electronics,     1992/1986
                              Inc. (retail electronic
                              appliances and equipment)


CLASS A DIRECTORS WHOSE TERM EXPIRES IN 1999
--------------------------------------------

Joseph J. Murray      58      President and Chief Executive        1992/1991
                              Officer of the Company and
                              the Bank

Thomas A. Peifer      55      Superintendent of the                1992/1987
                              Wallenpaupack Area
                              School District


CLASS B DIRECTORS WHOSE TERM EXPIRES IN 2000
--------------------------------------------


John S. Kiesendahl    51      President - Woodloch                 1992/1985
                              Pines, Inc. (resort)

          During 1997, the Board of Directors of the Company held nine meetings. Directors received no additional remuneration for attendance at meetings of the Board of Directors of the Company. The Board of Directors of the Bank held 31 meetings.

          Each of the Directors, with the exception of Messrs. Skier and Weniger attended at least 75% of the total number of meetings of the Company. Each of the Directors attended at least 75% of the total number of meetings of the Bank's Board of Directors and of the committees on which they serve.

          At present, the Board of Directors of the Company has no standing committees. The Company does not have a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Company in accordance with Section 10.1 of the Company's By-laws.


EXECUTIVE COMPENSATION

          The following table sets forth the total compensation for services in all capacities paid by the Company and the Bank during 1997, 1996, and 1995 to the Company's and the Bank's President and Chief Executive Officer. No other officer of the Company and the Bank had total annual salary and bonus that exceeded $100,000 during 1997, 1996 or 1995.

                                      SUMMARY COMPENSATION TABLE(1)

                                            Annual Compensation
                                    ----------------------------------------------------------------
Name and                   Fiscal                                Other Annual          All Other
Principal Position          Year      Salary($)     Bonus($)    Compensation($)     Compensation ($)
----------------------------------------------------------------------------------------------------

Joseph J. Murray,           1997       132,592       8,000         45,132(2)               -
President and Chief         1996       100,511      10,047         41,275(3)               -
Executive Officer of        1995        96,140       6,730         36,361(4)            2,166(5)
the Company and Bank
====================================================================================================

(1) From January 1, 1995 through December 31, 1997, the Company did not pay any long-term compensation in the form of stock options, stock appreciation rights, restricted stock or any other long-term compensation, nor did it make any long-term incentive plan payments. Accordingly, no such information is presented in the Summary Compensation Table set forth above.
(2) Includes $26,405 vested benefit in salary continuation plan, a $9,324 contribution to Mr. Murray's 401(k) profit-sharing plan, $7,351 as the incremental costs for an automobile made available to Mr. Murray and $2,052 representing various medical, disability and life insurance premiums.
(3) Includes $24,260 vested benefit in a salary continuation plan, a $7,962 contribution to Mr. Murray's 401(k) profit-sharing plan, $6,398 as the incremental costs for an automobile made available to Mr. Murray and $2,655 representing various medical, disability and life insurance premiums.
(4) Includes $22,290 vested benefit in a salary continuation plan, a 6,389 contribution to Mr. Murray's 401(k) profit-sharing plan, $5,097 as the incremental costs for an automobile made available to Mr. Murray and $2,585 representing various medical, disability and life insurance premiums.
(5) Represents the Bank's contribution to the pension plan on behalf of Mr. Murray.

SALARY CONTINUATION PLAN FOR EXECUTIVE OFFICERS

     Joseph J. Murray has served as the Company's and the Bank's President and Chief Executive Officer since 1993 and Executive Vice President and Chief Executive Officer of the Bank since 1986. Maureen H. Beilman has served as the Company's and the Bank's Treasurer since 1993, the Bank's Secretary since 1997 and the Company's Assistant Secretary since 1997 and as Controller of the Bank since 1988. Gary C. Beilman has served as Vice President of the Company since 1993 and as Vice President of the Bank since 1989. As a result of these officers' active involvement and experience in the affairs of the Bank, the Bank has depended upon, and continues to depend upon, their continued employment. The Bank does not maintain employment contracts or key man insurance, other than in connection with the salary continuation plans below, with respect to Messrs. Murray and Beilman and Ms. Beilman. However, in 1995, the Bank entered into agreements to establish a non-qualified salary continuation plan (the "Salary Continuation Plan") for these officers. If an officer continues to serve as an officer of the Bank until he or she attains age sixty-five (65), the Bank agrees to pay that officer 120 guaranteed consecutive monthly payments commencing on the first day of the month following the officer's 65th birthday. If the officer attains sixty-five (65) years of age, but dies before receiving all of the guaranteed monthly payments or dies before age sixty-five (65) while serving as an officer, then the Bank will make the remaining payments to that officer's designated beneficiary or to the representative of his or her estate. The Bank has obtained life insurance (designating the Bank as beneficiary) on the life of each participating officer in an amount which is intended to cover the Bank's obligations under the Salary Continuation Plan, based upon certain actuarial assumptions. In 1997, the Bank accrued $35,440 as an expense for the Salary Continuation Plan. Income realized from increases in the cash surrender values of the life insurance policies in 1997 was $54,922.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors of Dimeco, Inc. is responsible for the governance of the Company and its subsidiary, The Dime Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Company's shareholders, customers and the communities served by the Company and the Bank. To accomplish the strategic goals and objectives of the Company, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Company's strategic mission. The Bank provides compensation to the employees of the Company and the Bank.

       The fundamental philosophy of the Company's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of all outside directors. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Company, the results of which will be improved profitability, increased dividends to our shareholders and subsequent appreciation in market value of our shares.

     The compensation of the Company's and Bank's top executive officers is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the committee include the president and chief executive officer, the controller and treasurer and all other vice presidents. As a guideline for review in determining base salaries, the committee uses information composed of a Pennsylvania peer group," L.R. Webber Associates, Inc. Survey Report" which includes peer group banks with assets of $100,000 to $199,999.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Board of Directors has determined that the CEO's 1997 compensation of $132,592 is appropriate in light of the following Company performance accomplishments over the past five years: (1) a ninety-five percent (95%) increase in net income; (2) an eighteen percent (18%) increase in return on equity; and (3) a thirty-two percent (32%) increase in assets. There is, however, no direct correlation between the CEO's compensation, the CEO's increase in compensation and any of the above criteria, nor is there any weight given by the committee to any of the above specific individual criteria. Such increase in the CEO' compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

EXECUTIVE OFFICERS

     The Board of Directors establishes the compensation of the Company's and the Bank's executive officers. Compensation increases were determined by the committee based on its subjective analysis of each individual's contribution to the Company's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers among numerous factors, the following; the Company's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although performance and increases in compensation were measured in light of these factors, there is no direct correlation between any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Company's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in our industry. Through these compensation policies, the Company strives to meet its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.


                          Submitted By The Board of Directors Acting as the Executive Compensation Committee:

                          Joseph J. Murray         John S. Kiesendahl
                          William E. Schwarz       Thomas A. Peifer
                          Gerald J. Weniger        Henry M. Skier

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
DECISIONS

     Joseph J. Murray, President and Chief Executive Officer of the Company and the Bank is a member of the Board of Directors. Mr. Murray makes recommendations to the Board of Directors regarding compensation for all employees. The recommendations are submitted to the entire Board of Directors to be voted upon to establish compensation policies. Mr. Murray does not participate in the discussions and decision relating to his base salary and cash bonus.

DIRECTORS' OOMPENSATION

     Each outside Director of the Bank received, in 1997, $11,000 for his services as a Director. In 1997, the Directors of the Bank received $66,000, in the aggregate, for attendance at Board meetings. Directors received no remuneration for attendance at meetings of the Board of Directors of the Company.

DIRECTOR DEFERRED COMPENSATION PLANS

     The Bank has entered into agreements with two Directors to establish non-qualified deferred compensation plans (the "Director Deferred Compensation Plans"). Mr. Skier is deferring substantially all of the payment of his directors' fees described above. The plan is equal to a sum of money measured by the collateral assignment portion between the Director and the Bank accruing during the term of his appointment in connection with the Director's agreement with the Bank. If the Directors's appointment is terminated due to his death or disability while still named as a Director of the Bank, the Bank shall make the payment at the termination of service, if disabled, or to his beneficiary, if deceased. The plan for Mr. Kiesendahl is recorded by the Bank in a deferred compensation account for his benefit. He is entitled to receive all amounts credited to the account as of the date of termination of service. If termination is due to his death, his beneficiary will be entitled to receive all amounts credited to the account as of the date of his death, either in installments or as a lump sum, at the Bank's discretion. Mr. Kiesendahl chose not to defer any portion of his director's fees during 1997. Although Messrs. Skier and Kiesendahl are the only Directors who have entered into these agreements as of this date, the Bank has offered these plans to all Directors and may enter into substantially similar plans with its remaining Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no material transactions since January 1, 1997, nor are any such transactions currently proposed, to which the Company or the Bank was or is to be a party and in which any director or executive officer of the Company, or any beneficial owner of more than 5% of the Common Stock of the Company (or any associate thereof, respectively), had or will have a material interest. The Company and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and executive officers of the Company and the Bank and their respective associates on comparable terms and with similar interest rates as those prevailing from time to time for other non-affiliated customers of the Company and the Bank. Total loans outstanding from the Company and the Bank, at December 31, 1997, to the Company's and the Bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was

$3,041,740 or 20.9% of the Bank's total equity capital accounts. The largest amount of indebtedness outstanding at any time during fiscal year 1997 to the above identified group was $3,083,541, which was 23.0% of the Bank's total equity capital accounts. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.

PRINCIPAL OFFICERS OF THE COMPANY

     The following table sets forth selected information about the principal officers of the Company, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors. All reported shares have been rounded to the nearest whole share.

                                                                Bank            Number of       Age as of
                                                      Held    Employee       Company Shares     March 16,
Name                  Office/Position with Bank       Since     Since      Beneficially Owned     1998
----                  -------------------------       -----    -------     ------------------    ------

William E. Schwarz    Chairman                        1993       (1)               5,550           55

Joseph J. Murray      President and CEO               1993     1986(2)             1,406           58

Gerald J. Weniger     Secretary                       1993       (1)               4,896           67

Maureen H. Beilman    Treasurer and Asst. Secretary   1993     1988(2)               844           42

Gary C. Beilman       Vice President                  1994     1989(2)               858           43

___________________________
(1) Messrs. Schwarz and Weniger have never been full-time employees of the Bank.
(2) Messrs. Murray and Beilman and Ms. Beilman are full-time employees of the Bank. Mr. Beilman is Ms. Beilman's brother-in-law.

PRINCIPAL OFFICERS OF THE BANK

     The following table sets forth selected information about the principal officers of the Bank, each of whom is selected by the Board of Directors of the Bank and each of whom holds office at the discretion of the Board of Directors of the Bank. All shares reported have been rounded to the nearest share.

                                                                Bank            Number of       Age as of
                                                      Held    Employee       Company Shares     March 16,
Name                  Office/Position with Bank       Since     Since      Beneficially Owned     1998
----                  -------------------------       -----    -------     ------------------    ------

William E. Schwarz    Chairman                        1986       (1)               5,550           55

Joseph J. Murray      President and CEO               1993      1986               1,406           58

Gerald J. Weniger     Assistant Secretary             1991       (1)               4,896           67

Gary C. Beilman(2)    Vice President                  1989      1989                 858           43

Maureen H. Beilman(2) Controller, Secretary           1988      1988                 844           42
                      and Treasurer

____________________________
(1) Messrs. Schwarz and Weniger have never been full-time employees of the Bank.
(2)  Mr. Beilman is Ms. Beilman's brother-in-law.

          RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS


     Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of S. R. Snodgrass, A.C., Certified Public Accountants, of Wexford, Pennsylvania ("Snodgrass"), as the Company's independent public accountants for its fiscal year ending December 31, 1998. The Company has been advised by Snodgrass that none of its members has any financial interest in the Company. Ratification of Snodgrass will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Snodgrass served as the Company's independent public accountants for the Company's 1997 fiscal year.

     In addition to performing customary audit services, Snodgrass assisted the Company with the preparation of its federal and state tax returns, provided consulting services and provided assistance in connection with regulatory matters, charging the Company for such services at its customary hourly billing rates. These non-audit services were approved by the Company's and the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Company's and the Bank's Board of Directors that there was no effect on the independence of the accountants. Snodgrass has been hired by the Bank's Board of Directors to perform internal audit services for 1998.
The issue of independence as it pertains to the external audit services provided by Snodgrass has been reviewed by the Board of Directors. They believe that this arrangement will not compromise the independence of Snodgrass in their role as external auditor.

     In the event that the shareholders do not ratify the selection of Snodgrass as the Company's independent public accountants for the 1998 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 1998 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Snodgrass as the auditors for the Company for the year ending December 31, 1998.

     It is understood that even if the selection of Snodgrass is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders.


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

                              LEGAL PROCEEDINGS


GENERAL

     In the opinion of the management of the Company, there are no proceedings pending to which the Company and the Bank is a party or to which its property is subject, which, if determined adversely to the Company and the Bank, would be material in relation to the Company's and the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Company and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company and the Bank by government authorities.















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
                                 ANNUAL REPORT


     A copy of the Company's Annual Report for its fiscal year ended December 31, 1997, is being mailed with this Proxy Statement. A representative of Snodgrass, the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting. This representative of Snodgrass will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.


                            SHAREHOLDER PROPOSALS


     Any shareholder, who in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Dimeco, Inc. at the principal executive offices of the Company at The Dime Bank, 820 Church Street, Honesdale, Pennsylvania 18431, not later than Wednesday, December 2, 1998.


                                OTHER MATTERS


     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.


                             ADDITIONAL INFORMATION


     Upon written request of any shareholder, a copy of the Company's report on Form 10-KSB for its fiscal year ended December 31, 1997, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from Maureen H. Beilman, Treasurer, Dimeco, Inc., 820 Church Street, Honesdale, Pennsylvania 18431, telephone:
(717) 253-1970.

          In addition, a copy of the Annual Disclosure Statement of The Dime Bank may also be obtained, without charge, from Maureen H. Beilman, Treasurer.


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